UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2019

GW PHARMACEUTICALS PLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

England and Wales (State or other jurisdiction of incorporation)	001-35892 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

Sovereign House, Vision Park Chivers Way, Histon Cambridge, CB24 9BZ United Kingdom
(Address of Principal Executive Offices, including Zip Code)

Telephone: +44 1223 266 800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 5, 2019, GW Research Ltd., the principal research subsidiary of GW Pharmaceuticals plc (the “Company”), satisfied the closing conditions contained in the previously announced priority review voucher (PRV) Transfer Agreement with Biohaven Pharmaceutical Holding Ltd. The transaction closed on the same day and the Company received the cash proceeds of $105 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 8, 2019	GW PHARMACEUTICALS PLC

	By:	/s/ Douglas B. Snyder
Name: Douglas B. Snyder
Title: Chief Legal Officer